EXHIBIT 21


                       SUBSIDIARIES OF LECROY CORPORATION


                                                            JURISDICTION
                NAME OF SUBSIDIARY                           ORGANIZED
                ------------------                          ------------
     LeCroy Corporation *..................................   Delaware
     LeCroy, GmbH .........................................   Germany
     LeCroy Japan Corporation..............................   Japan
     LeCroy Lightspeed Corporation.........................   Delaware
     LeCroy Korea, Ltd. ...................................   Korea
     LeCroy, Ltd. .........................................   United Kingdom
     LeCroy, S.A. .........................................   Switzerland
     LeCroy, S.A.R.L. .....................................   France
     LeCroy, S.R.L. .......................................   Italy

    * Parent